UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of New Hampshire Thrift Bancshares, Inc., the holding company for Lake Sunapee Bank, fsb, to be held on May 13, 2010, at 10:00 a.m., Eastern time, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire 03773.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of New Hampshire Thrift Bancshares and Lake Sunapee Bank, and you will have an opportunity to ask questions.

The Board of Directors of New Hampshire Thrift Bancshares has determined that an affirmative vote on the matters to be considered at the annual meeting is in the best interests of New Hampshire Thrift Bancshares and its stockholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return your proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely,

Stephen W. Ensign

Chairman and Chief Executive Officer

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 13, 2010
Time:	10:00 a.m., Eastern time
Place:	Lake Sunapee Bank Building
1868 Room
9 Main Street
Newport, NH 03773

At our 2010 Annual Meeting of Stockholders, we will ask you to:

1.	Elect three directors to serve for a three-year term expiring at the 2013 annual meeting. The following three individuals are the Board of Directors’ nominees:

Peter R. Lovely      Stephen R. Theroux      Joseph B. Willey

2.	Ratify the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	Approve an advisory proposal on our executive compensation policies and procedures; and

4.	Transact any other business as may properly come before the annual meeting, or at any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

You may vote at the annual meeting if you were a stockholder of New Hampshire Thrift Bancshares at the close of business on March 17, 2010, the record date. A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder at the offices of New Hampshire Thrift Bancshares for a period of ten days prior to the annual meeting until the close of such meeting.

By Order of the Board of Directors

Laura Jacobi

Corporate Secretary

Newport, New Hampshire

March 29, 2010

You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark your proxy card promptly and return it to New Hampshire Thrift Bancshares. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2010: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available free of charge on our website www.nhthrift.com by clicking “SEC filings” or at www.cfpproxy.com/5370.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

PROXY STATEMENT

GENERAL

The Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the attached proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled “Voting Rights.”

We made available this proxy statement, the Notice of Annual Meeting of Stockholders and the attached proxy card on or about March 29, 2010 to all stockholders entitled to vote. If you owned New Hampshire Thrift Bancshares’ common stock at the close of business on March 17, 2010, the record date, you are entitled to vote at the annual meeting. On the record date, there were 5,771,772 shares of Common Stock outstanding.

A paper copy of these proxy materials will be delivered to any shareholder requesting such a copy at no charge within three business days of our receipt of the request. Please write to Registrar And Transfer Company, ATTN: Notice and Access Fulfillment Department, 311 Cox Street, Roselle, NJ 07203, to request a paper copy.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of common stock of New Hampshire Thrift Bancshares entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

You are entitled to one vote at the annual meeting for each share of the Common Stock that you owned at the close of business on March 17, 2010. The number of shares you own (and may vote) is listed on the proxy card.

You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return your proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

VOTE REQUIRED

Proposal 1: Elect Three Directors	The three nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate, “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The majority of votes cast “for” the proposal is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as New Hampshire Thrift Bancshares’ independent registered public accounting firm.

Proposal 3: Approve Advisory Proposal on New Hampshire Thrift Bancshares’ Executive Compensation Policies and Procedures	The majority of votes cast “for” the proposal is required to approve the advisory proposal on New Hampshire Thrift Bancshares’ executive compensation policies and procedures.

EFFECT OF BROKER NON-VOTES

Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Broker-dealers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the ratification of the appointment of independent registered public accounting firms. Under new rules in effect this year, the election of directors is no longer considered “routine.” Broker-dealers may not vote such shares on other “non-routine” matters without specific instructions from the customers who beneficially own such shares. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal 2 is considered “routine” and Proposals 1 and 3 are considered “non-routine” under the Nasdaq Marketplace Rules. Broker non-votes will have no effect on the outcome of Proposals 1, 2 or 3.

REVOKING YOUR PROXY

You may revoke your proxy at any time before it is exercised by:

—	filing with the Corporate Secretary of New Hampshire Thrift Bancshares a letter revoking the proxy;

—	submitting another signed proxy with a later date; or

—	attending the annual meeting and voting in person, provided you file a written revocation with the Secretary of the annual meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the annual meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of New Hampshire Thrift Bancshares.

SOLICITATION OF PROXIES

New Hampshire Thrift Bancshares will pay the costs of soliciting proxies from its stockholders. New Hampshire Thrift Bancshares will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Directors, officers or employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank may also solicit proxies by mail, telephone and other forms of communication.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the Securities and Exchange Commission (“SEC”), we will send you one (without exhibits) free of charge. Please write to Registrar And Transfer Company, ATTN: Investor Relations Department, 10 Commerce Drive, Cranford, NJ 07016. The Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov, on our website at www.nhthrift.com, by clicking on “SEC filings,” and at www.cfpproxy.com/5370.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders of New Hampshire Thrift Bancshares

The following table shows certain information for any person who we know “beneficially owned” 5% or more of New Hampshire Thrift Bancshares’ common stock as of March 17, 2009. Persons and groups that beneficially own in excess of 5% of New Hampshire Thrift Bancshares’ common stock are required to file certain reports with New Hampshire Thrift Bancshares and with the SEC regarding such beneficial ownership. For purposes of the table below and the table set forth under “Beneficial Stock Ownership of Management,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after March 17, 2009. “Voting Power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. We obtained the information provided in the following table from filings with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
None

Security Ownership of Management

The following table shows the number of shares of New Hampshire Thrift Bancshares’ common stock beneficially owned by each director, by each named executive officer of New Hampshire Thrift Bancshares identified in the Summary Compensation Table included elsewhere in this proxy statement, and by all directors and executive officers of New Hampshire Thrift Bancshares as a group, as of March 17, 2010. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

Title of Class	Name of Beneficial Owner	Position with New Hampshire Thrift Bancshares	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Leonard R. Cashman	Director	44,612	(2)	0.75%
	Stephen W. Ensign	Director, Chairman and Chief Executive Officer	197,896	(3)	3.32%
	William C. Horn	Director	11,121	(4)	0.19%
	Peter R. Lovely	Director	75,028	(5)	1.26%
	Jack H. Nelson	Director	49,922	(6)	0.84%
	Michael T. Putziger	Director	125,230	(7)	2.10%
	Peter D. Terwilliger	Director	14,418	(8)	0.24%
	Stephen R. Theroux	Director, Vice Chairman, President, Chief Operating Officer and Chief Financial Officer	116,326	(9)	1.95%
	Joseph B. Willey	Director	102,994	(10)	1.73%
	Total owned by directors and executive officers as a group (9 persons)		737,732	(11)	12.37%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 5,962,814 shares of common stock, the number of shares outstanding as of March 17, 2010, plus shares of common stock which such person or group has the right to acquire within 60 days after March 17, 2010, by the exercise of stock options.
(2)	Includes 7,434 shares held jointly by Mr. Cashman and his wife, 1,310 shares held individually by his wife, 2,200 shares held individually by his wife in her SEP Plan and 16,000 shares subject to outstanding options.
(3)	Includes 27,000 shares held in a trust, 30,158 shares held in a Supplemental Executive Retirement Plan, 12,492 shares held in New Hampshire Thrift Bancshares’ 401(k) plan and 74,000 shares subject to outstanding options.
(4)	Includes 10,000 shares subject to outstanding options.
(5)	Includes 34,214 shares held jointly by Mr. Lovely and his wife, 2,596 shares held in his wife’s IRA, and 26,218 shares held in an IRA and 10,000 shares subject to outstanding options.
(6)	Includes 16,000 shares subject to outstanding options.
(7)	Includes 22,408 shares held in an IRA.
(8)	Mr. Terwilliger’s shares are held jointly with his wife.
(9)	Includes 26,662 shares held jointly by Mr. Theroux and his wife, 30,512 shares held in a Supplemental Executive Retirement Plan, 10,110 shares held in New Hampshire Thrift Bancshares’ 401(k) plan and 49,042 shares subject to outstanding options.
(10)	Includes 44,970 shares held in an IRA and 16,000 shares subject to outstanding options.
(11)	Includes no shares pledged as security and 191,042 shares pursuant to which such persons have the right to acquire beneficial ownership.

PROPOSAL 1 – ELECTION OF DIRECTORS

GENERAL

New Hampshire Thrift Bancshares’ Board of Directors currently consists of nine members. The Nominating Committee nominated, and the Board ratified the nomination of, Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey each to serve a three-year term for election as a director at the annual meeting. All of the nominees are currently serving on New Hampshire Thrift Bancshares’ Board of Directors and have consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancies. If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The following table sets forth certain information with respect to each nominee for election as a director and each continuing director whose term does not expire at the annual meeting. There are no arrangements or understandings between New Hampshire Thrift Bancshares and any director or nominee pursuant to which such person was elected or nominated to be a director of New Hampshire Thrift Bancshares. All of New Hampshire Thrift Bancshares’ current directors are independent as defined by the rules of The Nasdaq Stock Market, which set forth the listing standards for companies whose common stock is quoted on The Nasdaq Stock Market, with the exception of Directors Ensign and Theroux, who are executive officers of New Hampshire Thrift Bancshares.

Nominees	Age(1)	Director Since	Term Expires	Position(s) Held with New Hampshire Thrift Bancshares
Peter R. Lovely	66	1996	2010	Director
Stephen R. Theroux	59	1989	2010	Director, Vice Chairman, President, Chief Operating Officer and Chief Financial Officer
Joseph B. Willey	67	1997	2010	Director

Continuing Directors
Leonard R. Cashman	67	1997	2011	Director
Stephen W. Ensign	62	1989	2011	Director, Chairman and Chief Executive Officer
Michael T. Putziger	63	2007	2011	Director
William C. Horn	70	2003	2012	Director
Jack H. Nelson	65	1997	2012	Director
Peter D. Terwilliger(2)	75	2007	2012	Director

(1)	At December 31, 2009.
(2)	Mr. Terwilliger has reached the Board’s mandatory retirement age and will therefore not be eligible for reelection as a director of New Hampshire Thrift Bancshares in 2012.

Class I Director Nominees – Terms to Expire in 2010

Peter R. Lovely has been associated with Lake Sunapee Bank since 1980. In 1983, he formed the Brokerage Services Department and served as Senior Vice President of that department. Additionally, he served as Retail Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 1996.

Stephen R. Theroux was elected Executive Vice President of New Hampshire Thrift Bancshares effective May 1987, and has been a director of New Hampshire Thrift Bancshares since 1989. Mr. Theroux serves as the President and Chief Financial Officer of New Hampshire Thrift Bancshares. He was appointed President of New Hampshire Thrift Bancshares in 2008 and was elected Vice Chairman of the Board of Directors of New Hampshire Thrift Bancshares in 2002. In addition, Mr. Theroux has served as President of Lake Sunapee Bank since 2007, as Corporate Secretary of Lake Sunapee Bank from 2001 through 2009, as Chief Operating Officer of Lake Sunapee Bank since 1997, as Chief Financial Officer of Lake Sunapee Bank since 1987, and as a director of Lake Sunapee Bank since 1986.

Joseph B. Willey is a principal owner, partner and Chief Executive Officer of Pro-Cut International, LLC, a company engaged in the manufacture, sale and export of automotive repair products. He has served as a director of Lake Sunapee Bank since 1997 and a director of New Hampshire Thrift Bancshares since 1999.

The Board of Directors unanimously recommends a vote “FOR” the election of the nominees for director.

Class II Directors – Terms to Expire in 2011

Leonard R. Cashman is an owner and a partner of C.O.H. Properties. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director of Lake Sunapee Bank and New Hampshire Thrift Bancshares since 1997.

Stephen W. Ensign has been associated with Lake Sunapee Bank since 1971. He has served as a director of Lake Sunapee Bank and New Hampshire Thrift Bancshares since 1989 and as Chief Executive Officer of both New Hampshire Thrift Bancshares and Lake Sunapee Bank since 1992. He served as President of New Hampshire Thrift Bancshares until 2008. Additionally, he served as President and Chief Operating Officer of Lake Sunapee Bank from 1987 until 1992, and, prior to that, as Senior Vice President, Senior Loan Officer and Executive Vice President. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both New Hampshire Thrift Bancshares and Lake Sunapee Bank, and in 2002 was elected Chairman of New Hampshire Thrift Bancshares. In 2007, Mr. Ensign was elected Chairman of Lake Sunapee Bank. Mr. Ensign is currently a director of Charter Holding Corporation, a company engaged in the business of trust and investment management.

Michael T. Putziger has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 2007. Since 2005, he has served as Vice Chairman of the WinnCompanies, a private real estate development company headquartered in Boston, Massachusetts that develops and manages mixed-used properties nationwide. Since 1970, he is also of counsel to the law firm of Murtha Cullina LLP. Mr. Putziger serves as Chairman of the Board of Directors of Bank of Florida, Corp., a Florida multi-bank holding company, and is a director of Enterprise Bancorp. From 1999 to 2007, he served as Chairman of the Board of Directors of First Community Bank, headquartered in Woodstock, Vermont. Mr. Putziger is a member of the Board of Overseers of Mt. Auburn Hospital in Cambridge, Massachusetts. Previously, he served as a Trustee of Nazareth, a Catholic Charities organization serving children, and for three years as Chairman.

Class III Directors – Terms to Expire in 2012

William C. Horn is currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Horn was previously the President and Chief Executive Officer of Charter Trust Company from 1995 to 2001. Mr. Horn has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 2003.

Jack H. Nelson is the retired Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 1997.

Peter D. Terwilliger has been a director of New Hampshire Thrift Bancshares and Lake Sunapee Bank since 2007. From 2000 to 2007, he served as the Chairman of the Board of Directors of First Brandon National Bank. Mr. Terwilliger previously owned and operated an automobile service business as well as Upland Adventures, an outdoors guide business. Mr. Terwilliger has reached the Board’s mandatory retirement age and will therefore not be eligible for reelection as a director of New Hampshire Thrift Bancshares in 2012.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of New Hampshire Thrift Bancshares. New Hampshire Thrift Bancshares’ executive officers and management oversee the day-to-day operations of New Hampshire Thrift Bancshares. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors held 12 regular meetings during the fiscal year ended December 31, 2009. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board of Directors held during the period for which he has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is New Hampshire Thrift Bancshares’ policy that all directors and nominees should attend the annual meeting. At the 2009 annual meeting, all members of the Board of Directors were in attendance except for Mr. Willey.

Committees of the Board

The Board of Directors of New Hampshire Thrift Bancshares has established the following committees:

Executive Committee.    The executive committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors. Directors Cashman, Ensign, Horn, and Theroux served as members of the committee in 2009. Director Ensign serves as Chairman of the committee. The executive committee met eleven times in the 2009 fiscal year.

Corporate Governance Committee.    The corporate governance committee reviews the corporate structure of New Hampshire Thrift Bancshares and the committees of the Board and makes recommendations to management for improvements to corporate structure. Directors Cashman, Ensign, Horn, Putziger and Theroux served as members of the Committee in 2009. Director Ensign serves as Chairman of the Committee. The Corporate Governance Committee met two times in the 2009 fiscal year.

Nominating Committee.    The nominating committee formulates New Hampshire Thrift Bancshares’ policies regarding the qualification and independence of New Hampshire Thrift Bancshares’ Directors and committee members. The nominating committee met one time in the 2009 fiscal year. The nominating committee is responsible for nominating persons for election to the Board of Directors and also reviews if stockholder nominations (if any) comply with the notice procedures set forth in New Hampshire Thrift Bancshares’ bylaws. Directors Horn, Nelson and Putzinger served as members of the nominating committee in 2009. Director Nelson serves as Chairman of the nominating committee. All members of the nominating committee are independent directors as defined by the rules of The Nasdaq Stock Market. The Board of Directors adopted a written charter for the nominating committee at its regularly scheduled Board meeting held on May 13, 2004, a copy of which was attached as Appendix A to the Proxy Statement/Prospectus filed by New Hampshire Thrift Bancshares on April 3, 2008.

In accordance with New Hampshire Thrift Bancshares’ bylaws and the nominating committee charter, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of New Hampshire Thrift Bancshares entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Corporate Secretary of New Hampshire Thrift Bancshares at the principal executive offices of New Hampshire Thrift Bancshares. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s notice to the Corporate Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination or recommendation. If a nomination is not properly brought before the meeting in accordance with New Hampshire Thrift Bancshares’ bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about New Hampshire Thrift Bancshares’ director nomination requirements, please see New Hampshire Thrift Bancshares’ bylaws.

It is the policy of the nominating committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Stockholder nominees are analyzed by the committee in the same manner as nominees that are identified by the committee. New Hampshire Thrift Bancshares does not pay a fee to any third party to identify or evaluate nominees.

In addition to the criteria listed above, the Board of Directors believes it operates best when its membership reflects a diverse range of experiences and areas of expertise. The following is a description of the particular experience, qualifications, attributes or skills that, in light of New Hampshire Thrift Bancshares’ business, led the Board of Directors to conclude that each nominee and incumbent director should serve on the Board of Directors as of the date of this proxy statement:

—

Peter R. Lovely’s experience includes over thirty years of management positions in the banking and brokerage services industries. In particular, Mr. Lovely has brought strong investment management experience in his 14 years on the Company’s board.

—

Stephen R. Theroux has over thirty years of experience in various operation and financial management responsibilities in the banking and educational industries. As Vice Chairman, President, Chief Operating Officer and Chief Financial Officer of the Company and its subsidiaries provides him provides a strong knowledge of day-to-day operations of the Company and the industry.

—

Joseph B. Willey’s experience as a principal owner, partner and Chief Executive Officer of a private manufacturing company has been a valuable resource to the Board at assessing new technologies, business strategies and services.

—	Leonard R. Cashman’s experience in the private business sector provides a wide knowledge of the real estate, insurance and retail markets to the Board.

—

Stephen W. Ensign’s position as Chairman and Chief Executive Officer of the Company and its subsidiaries as well as involvement on banking industry boards and panels provides him with a thorough knowledge of the Company’s opportunities, challenges, and operations.

—

Michael T. Putziger’s experience as an attorney and his positions as a director on other boards, including companies in real estate and banking as well as non-profits, provides the Board with both legal expertise and real estate market knowledge.

—

William C. Horn’s experience as both the former President and Chief Executive Officer of a trust company and a bank brings strong executive experience to the Board and its Audit Committee along with his knowledge in finance and accounting.

—	Jack H. Nelson’s experience as former Chairman of the Board of Directors of a manufacturing company as well as a bank brings management and strategic development knowledge to the Board.

—

Peter D. Terwilliger’s experience as a service business owner and former Chairman of a bank Board of Directors provides a strong base for assessing new products and services, strategic planning and markets.

Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey were each nominated by the nominating committee. As of March 29, 2010, the nominating committee had not received any stockholder nominations or recommendations for nominees in connection with the Annual Meeting.

Compensation Committee.    The compensation committee assesses the structure of the management team and the overall performance of Lake Sunapee Bank and New Hampshire Thrift Bancshares. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations. Directors Cashman, Horn, and Nelson served as members of the committee in 2009. Director Cashman served as Chairman of the committee. All members of the compensation committee are independent directors as defined by the Financial Industry Regulatory Authority. The compensation committee met seven times in the 2009 fiscal year. The compensation committee has the authority to delegate its authority to subcommittees and its individual members as it deems appropriate; provided that any delegate shall report any actions taken by him or her to the whole compensation committee at its next regularly scheduled meeting. The Board of Directors of New Hampshire Thrift Bancshares has adopted a written charter for the compensation committee, a copy of which is available on our website www.nhthrift.com by clicking “Governance Documents.”

Audit Committee.    The audit committee oversees and monitors New Hampshire Thrift Bancshares’ financial reporting process and internal control system, reviews and evaluates the audit performed by New Hampshire Thrift Bancshares’ outside auditors and reports any substantive issues found during the audit to the Board. The audit committee is directly responsible for the appointment, compensation and oversight of the work of New Hampshire Thrift Bancshares’ independent registered public accountants. The committee will also review and approve all transactions with affiliated parties. Directors Horn, Lovely, Nelson and Terwilliger served as members of the committee in 2009. Director Horn served as Chairman of the committee. All members of the audit committee are independent directors as defined under the rules of The Nasdaq Stock Market. The audit committee met eleven times in the 2009 fiscal year. The Audit Committee believes that Directors Horn and Lovely each qualify as an “audit committee financial expert” as that term is defined by applicable rules of the Securities and Exchange Commission and each has been so designated by the Board of Directors. The Board of Directors of New Hampshire Thrift Bancshares has adopted a written charter for the audit committee, a copy of which is available on New Hampshire Thrift Bancshares’ website www.lakesunbank.com by clicking on “NHTB,” then “NHTB Investor Relations” and then “Governance Documents.”

Stockholder Communications with our Board of Directors

Stockholders may contact New Hampshire Thrift Bancshares’ Board by contacting Laura Jacobi, Corporate Secretary, at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773 or at (603) 863-0886. All comments will be forwarded directly to the Board of Directors.

Executive Officers

The following individuals are Executive Officers of New Hampshire Thrift Bancshares and hold the offices set forth opposite their names. Each has consented to being named in this proxy statement.

Name	Age	Position Held with New Hampshire Bancshares
Stephen W. Ensign	62	Chairman of the Board of Directors and Chief Executive Officer
Stephen R. Theroux	59	Vice Chairman of the Board of Directors, President, Chief Operating Officer and Chief Financial Officer

The Board of Directors elects the executive officers of New Hampshire Thrift Bancshares and Lake Sunapee Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. New Hampshire Thrift Bancshares has entered into employment agreements with certain of its Executive Officers, which set forth the terms of their employment. See “Employment Contracts and Termination of Employment Agreements.”

Board Leadership Structure and Role in Risk Oversight

Mr. Ensign currently serves as both the principal executive officer and the Chairman of the Board of Directors of New Hampshire Thrift Bancshares. The Board of Directors does not have a lead independent director. In light of Mr. Ensign’s considerable experience as an executive and director of New Hampshire Thrift Bancshares, the size of New Hampshire Thrift Bancshares and the size its Board of Directors (a majority of the members of which are independent), the Board of Directors believes that it is appropriate that Mr. Ensign serve as both the principal executive officer and the Chairman. Additionally, the Board believes it to be appropriate that Board discussions regarding performance and strategic matters are led by the person who oversees New Hampshire Thrift Bancshares’ day-to-day operations.

The audit committee is responsible for overseeing risk management, and the full board receives a report from the Chief Risk Officer at least quarterly.

INFORMATION ABOUT OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

During the fiscal years ended December 31, 2009 and December 31, 2008, New Hampshire Thrift Bancshares retained and paid Shatswell, MacLeod & Co., P.C. to provide audit and other services as follows:

Fees	2009	2008
Audit fees(1)	$132,640	$141,450
Audit-Related Fees(2)	2,275	-
Tax Fees(3)	11,386	19,386
All Other Fees(4)	26,780	26,525

Total	$173,081	$187,361

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	Audit-related fees included review and issuance of consent for Form S-3 Registration Statement.
(3)	Tax fees consisted of assistance with matters related to tax compliance and counseling.
(4)	All Other Fees consisted of Shatswell, MacLeod & Co., P.C.’s review of internal controls over financial reporting. The aggregate amount of fees billed by Shatswell, MacLeod & Co., P.C. for such services for fiscal years 2009 and 2008 is $53,305.

Audit Committee Preapproval Policy

Preapproval of Services.    The audit committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for New Hampshire Thrift Bancshares by its independent registered public accountants, subject to the de minimis exception for non-audit services described below that are approved by the committee prior to completion of the audit.

Exception.    The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

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the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by New Hampshire Thrift Bancshares to its auditor during the fiscal year in which the services are provided;

—	such services were not recognized by New Hampshire Thrift Bancshares at the time of the engagement to be non-audit services; and

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such services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

Delegation.    The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by Shatswell, MacLeod & Co., P.C. pursuant to the policies outlined above.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

New Hampshire Thrift Bancshares’ audit committee has reviewed and discussed the audited financial statements of New Hampshire Thrift Bancshares for the fiscal year ended December 31, 2009 with management. New Hampshire Thrift Bancshares’ audit committee has discussed the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with Shatswell, MacLeod & Co., P.C. (“Shatswell, MacLeod & Co.”), its independent registered public accounting firm.

New Hampshire Thrift Bancshares’ audit committee has also received the written disclosures and the letter from Shatswell, MacLeod & Co. required by applicable requirements of the PCAOB regarding Shatswell, MacLeod & Co.’s communications with the audit committee concerning independence, and has discussed with Shatswell, MacLeod & Co. their independence.

Based on the review and the discussions noted above, New Hampshire Thrift Bancshares’ audit committee recommended to the Board that New Hampshire Thrift Bancshares’ audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on or before March 31, 2010.

Audit Committee of New Hampshire Thrift Bancshares, Inc.

William C. Horn (Chairman)

Peter R. Lovely

Jack H. Nelson

Peter D. Terwilliger

EXECUTIVE COMPENSATION

The table below sets forth the compensation of each of New Hampshire Thrift Bancshares’ named executive officers for both 2009 and 2008. “Named executive officers” includes New Hampshire Thrift Bancshares’ Chief Executive Officer, Mr. Ensign, and New Hampshire Thrift Bancshares’ President and Chief Financial Officer, Mr. Theroux.

SUMMARY COMPENSATION TABLE

Name and principal positions	Year	Salary(1) ($)	Bonus(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Stephen W. Ensign, Chairman and Chief Executive Officer	2009 2008	290,000 290,000	—	162,604 143,944	45,253 44,553	497,857 478,497

Stephen R. Theroux, Vice Chairman, President, and Chief Financial Officer	2009 2008	230,000 230,000	—	81,578 73,152	38,300 50,008	349,878 353,160

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year.
(2)	Includes for each named executive officer the increase (if any) in the present value of the individual’s accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards 87 (“FAS 87”) as of the plan’s measurement date in each fiscal year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year. For fiscal 2009, these amounts were $106,804 for the non-qualified salary continuation agreement (SCA) and $55,800 for the defined benefit pension benefit to Mr. Ensign; and $41,531 for the non-qualified salary continuation agreement and $40,047 for the defined benefit pension benefit to Mr. Theroux. For the mortality, discount rate and other assumptions used for this purpose, please refer to the discussion under the caption “Note 12: Employee Benefit Plans” in the footnotes to the audited financial statements, included in the 2009 Annual Reports on Form 10-K.
(3)	The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figures shown for Mr. Ensign include 401(k) contributions of $14,700; preferential life insurance premiums of $1,553; and nonqualified deferred compensation plan (“SERP”) contributions of $29,000. The figures shown for Mr. Theroux include 401(k) contributions of $14,444; preferential life insurance premiums of $856; and SERP contributions of $23,000. In addition, for 2009, Messrs. Ensign and Theroux were provided certain non-cash perquisites and personal benefits that did not exceed $10,000 in the aggregate, and are not included in the reported figures.

Employment Agreements.    New Hampshire Thrift Bancshares and Lake Sunapee Bank have entered into parallel employment agreements with Stephen W. Ensign as Chief Executive Officer. The employment agreements are for a period of five years and the agreement with New Hampshire Thrift Bancshares extends automatically daily unless either New Hampshire Thrift Bancshares or Mr. Ensign gives contrary written notice in advance. The employment agreements provide a guaranteed minimum salary and for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to executive employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank. For 2010, the Board has set Mr. Ensign’s salary at $290,000.

The Board of Directors may terminate the employment agreements of Mr. Ensign at any time with or without cause. However, termination without cause or following a change in control of New Hampshire Thrift Bancshares or Lake Sunapee Bank would subject New Hampshire Thrift Bancshares to liability for severance benefits in an amount equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years. These same severance benefits would be payable to the executive if the executive resigns during the term of his employment agreement due to a material reduction in the executive’s position, authority, duties or responsibilities; involuntary relocation of the executive’s place of employment to a location more than 30 miles from his current place of employment; a liquidation or dissolution of New Hampshire Thrift Bancshares or Lake Sunapee Bank; or any material breach of the employment agreement by New Hampshire Thrift Bancshares or Lake Sunapee Bank. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 20% or more of the voting shares of New Hampshire Thrift Bancshares’s outstanding securities undergoes a change of control within the meaning of certain applicable laws or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction. If the executive’s employment terminates due to disability as defined in the agreements, the executive shall be entitled to a maximum of three-fourths of the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years.

New Hampshire Thrift Bancshares and Lake Sunapee Bank have also entered into parallel employment agreements with Stephen R. Theroux, Vice Chairman, President, Chief Operating Officer and Chief Financial Officer of New Hampshire Thrift Bancshares and President and Chief Financial Officer of Lake Sunapee Bank. The benefits provided for in Mr. Theroux’s agreements are identical to those provided to Mr. Ensign except for the level of base salary. For 2010, the Board has set Mr. Theroux’s salary at $230,000. Change in control has the same meaning in Mr. Theroux’s employment agreements as it does in Mr. Ensign’s employment agreements.

If New Hampshire Thrift Bancshares or Lake Sunapee Bank experiences a change in ownership or control as contemplated under Section 280G of the Internal Revenue Code, a portion of the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, New Hampshire Thrift Bancshares would reimburse the executive for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20% excise tax. The effect of this provision is that New Hampshire Thrift Bancshares, rather than the executive, bears the financial cost of the excise tax. Neither New Hampshire Thrift Bancshares, nor Lake Sunapee Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

Notwithstanding the foregoing, the severance payments described above are limited to the extent required by virtue of New Hampshire Thrift Bancshares’ participation in the United States Department of the Treasury’s Capital Purchase Program.

Capital Purchase Program Participation.    In January 2009, New Hampshire Thrift Bancshares issued and sold preferred stock and a warrant to purchase common stock for an aggregate purchase price of $10,000,000 to the United States Department of the Treasury (the “U.S. Treasury”) under the Capital Purchase Program. Under the terms of the purchase agreement, for as long as the U.S. Treasury holds any securities of New Hampshire Thrift Bancshares acquired under the purchase agreement or the warrant, New Hampshire Thrift

Bancshares must ensure that its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute and severance and employment agreements, with respect to its senior executive officers”, as such term is defined in the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended, comply with Section 111(b) of the EESA and applicable guidance and regulations under EESA promulgated by the U.S. Treasury. Each such officer consented to and waived any claims against both the U.S. Treasury and New Hampshire Thrift Bancshares or Lake Sunapee Bank, as applicable, with respect to any amendments or modifications to their compensation or benefits required for New Hampshire Thrift Bancshares to so comply.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”), enacted on February 17, 2009, materially amended Section 111 of the EESA. Regulations interpreting Section 111 of EESA, as amended by ARRA, were published in the Federal Register on June 15, 2009 and December 7, 2009 (“Interim Final Rules”). Under the EESA, as amended by the ARRA, the following restrictions and obligations will apply with respect to New Hampshire Thrifts Bancshares’ senior executive officers for as long as the U.S. Treasury holds any New Hampshire Thrift Bancshares’ securities acquired under the purchase agreement or the warrant (the “CPP Period”).

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Limitation on Bonuses.    New Hampshire Thrift Bancshares cannot pay or accrue any bonus, retention award or incentive compensation (including its regular annual incentive compensation) to its most highly compensated employee, other than the payment of restricted stock that does not fully vest during the CPP Period and that has a value no greater than one-third of total compensation.

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Limited Tax Deduction for Executive Compensation.    New Hampshire Thrift Bancshares’ deduction limit for remuneration paid to the senior executive officers during any taxable year will be $500,000 instead of $1 million, and must be computed without regard to previously available exemptions for “performance-based” compensation and certain deferrals of income.

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Clawback Provision.    New Hampshire Thrift Bancshares is required to provide for the recovery of any incentive or bonus payments paid to senior executive officers which are based on financial criteria later proven to be materially inaccurate. Accordingly, New Hampshire Thrift Bancshares has amended or modified each applicable incentive or other benefit plan to so provide. Each of the senior executive officers consented to and waived any claims against the U.S. Treasury or New Hampshire Thrift Bancshares with respect to such amendments and modifications.

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Prohibition on Golden Parachutes.    New Hampshire Thrift Bancshares must not make certain golden parachute payments to its senior executive officers or next five most highly compensated employees. The ARRA has amended the definition of a “golden parachute payment” generally to include any payment on account of a named executive officer’s departure from the employer or triggered by a change of control of the employer.

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Assuring that Compensation Programs Do Not Incentivize Unnecessary Risks.    The Compensation Committee must review twice annually New Hampshire Thrift Bancshares’ compensation programs to ensure that the compensation programs do not encourage unnecessary and excessive risks that threaten New Hampshire Thrift Bancshares’ value.

In addition to the foregoing, the ARRA requires our Chief Executive Officer and Chief Financial Officer to certify compliance with Section 111 of EESA, as amended by the ARRA.

Risk Assessment Certification Pursuant to EESA.    In accordance with the EESA, the Compensation Committee certifies that it has (1) reviewed with senior risk officers the compensation plans applicable to the Company’s senior executive officers and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of New

Hampshire Thrift Bancshares, and (2) reviewed the employee compensation plans with a focus on eliminating any features of these plans that would encourage the manipulation of reported earnings of New Hampshire Thrift Bancshares to enhance the compensation of any employee. The Compensation Committee further certifies that it has reviewed with senior risk officers the employee compensation plans of New Hampshire Thrift Bancshares and evaluated how to limit any risks posed by such plans and ensure that the plans do not encourage any manipulation of financial reporting.

Tax-Qualified 401(k) Plan.    New Hampshire Thrift Bancshares sponsors a 401(k) plan which provides that all eligible employees will receive an annual base contribution of three percent of their salary whether or not they elect to contribute their own compensation into the plan. In addition, New Hampshire Thrift Bancshares provides a discretionary matching contribution at a rate determined year-to-year.

For 2009, New Hampshire Thrift Bancshares contributed an additional fifty cents for every dollar of an employee’s contribution up to an additional three percent of their salary for a combined potential employer match of six percent of an employee’s salary. Salary recognized under the 401(k) plan for purposes of such employer contributions is limited by applicable regulations to $245,000 for both 2009 and 2010.

Tax-Qualified Defined Benefit Retirement Plan.    A tax-qualified defined benefit retirement plan is maintained on a frozen basis for certain employees of Lake Sunapee Bank and New Hampshire Thrift Bancshares with the retirement benefits attributable to such employees being a function of both their length of employment in terms of years and their respective salary levels up to the date the plan was frozen in 2006.

Supplemental Executive Retirement Plan.    New Hampshire Thrift Bancshares has established a Supplemental Executive Retirement Plan as a non-qualified deferred compensation plan for certain executive officers. Under this plan, annual contributions are made during the first quarter of each year equal to a specified percentage of each eligible executive officer’s base salary. The specified percentage was 10% percent for the contributions made in both 2008 and 2009.

Executive Salary Continuation Agreements.    New Hampshire Thrift Bancshares and Lake Sunapee Bank have entered into parallel Executive Salary Continuation Agreements with Messrs. Ensign and Theroux. The SCAs provide for payments of $50,000 per year to Mr. Ensign and $40,000 per year to Mr. Theroux for life payable in monthly installments upon each executive’s retirement after attainment of age 65. The SCAs also provide for an early termination benefit in lump sum upon any termination of service of an executive with the lump sum amount being equal to the amount accrued as a liability under the SCA for accounting purposes as of the date of termination. In addition, in the event of a change in control the executive is treated as being fully vested for purposes of benefit payments. The SCAs are unfunded, non-qualified plans that provide for payments to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, or other termination of service.

Other Benefits.    It is the policy of New Hampshire Thrift Bancshares to provide for the payment of certain club dues for named executive officers as part of the effort to advance the market penetration of New Hampshire Thrift Bancshares. Further, executive officers are reimbursed for any out-of-pocket expense associated with their activities on behalf of New Hampshire Thrift Bancshares and have the use of a company-owned vehicle. The named executive officers are obligated to account for the economic value of their personal use of said vehicle and to reflect such additional compensation.

1998 Stock Option Plan and 2004 Stock Incentive Plans.    Long-term incentives are provided to the Named Executive Officers through awards made under the equity plans established by New Hampshire Thrift Bancshares from time to time. Currently, no shares remain available for the issuance of option awards under New Hampshire Thrift Bancshares’s 1998 Stock Option Plan and 209,000 shares remain available for issuance under New Hampshire Thrift Bancshares’s 2004 Stock Incentive Plan (collectively, the “Equity Plans”). All salaried employees and directors are eligible to be granted awards under the Equity Plans. The Equity Plans provide for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code and “non- qualified stock options.” In addition, the 2004 Stock Incentive Plan may grant restricted stock awards and performance-based restricted stock awards; provided however, that no more than 208,000 restricted stock awards or performance-based restricted stock awards may be granted under the 2004 Stock Incentive Plan. The Equity Plans are administered by a committee of the Board of Lake Sunapee Bank, which has the authority to select the employees and Directors who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the Equity Plans.

No option issued under the Equity Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Internal Revenue Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of New Hampshire Thrift Bancshares unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

New Hampshire Thrift Bancshares will receive no monetary consideration for the granting of awards under the Equity Plans. Upon the exercise of options, New Hampshire Thrift Bancshares receives payment from optionees in exchange for shares issued. During the last fiscal year, New Hampshire Thrift Bancshares did not adjust or amend the exercise price of stock options previously awarded.

The number of shares available under the Equity Plans, the maximum limits on awards to individual officers and directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which New Hampshire Thrift Bancshares is the surviving entity, and to reflect any stock split, stock dividend or other event where the committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and New Hampshire Thrift Bancshares is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information regarding stock options outstanding at December 31, 2009, whether granted in 2009 or earlier, including awards that have been transferred other than for value.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised	Option Exercise Price ($)	Option Expiration Date
Stephen W. Ensign	30,000 17,000 27,000	0 0 0	13.25 9.125 13.05	12/30/2015 6/28/2012 10/10/2013

Stephen R. Theroux	25,000 4,042 20,000	0 0 0	13.25 9.125 13.05	12/30/2015 6/28/2012 10/10/2013

DIRECTORS’ COMPENSATION

All of the directors of New Hampshire Thrift Bancshares also serve as directors of Lake Sunapee Bank. Each non-employee director of Lake Sunapee Bank receives an annual retainer of $20,000 plus an additional $225 for each committee meeting attended. In addition, non-employee members of the executive committee receive $5,000 per year, and Director Horn received $1,000 as Chairman of the audit committee during the fiscal year ended December 31, 2009. Non-employee directors are also eligible for awards under New Hampshire Thrift Bancshares’s 1998 Stock Option Plan and 2004 Stock Incentive Plan.

Total directors’ meeting and committee fees for fiscal 2009 were $179,575. Directors are also entitled to the protection of certain indemnification provisions in New Hampshire Thrift Bancshares’ certificate of incorporation and bylaws.

The following table sets forth information regarding compensation earned by the non-employee directors of New Hampshire Thrift Bancshares, Inc.

Name	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Leonard R. Cashman	34,225	—	34,225
William C. Horn	37,250	—	37,250
Peter R. Lovely	22,700	—	22,700
Jack H. Nelson	22,925	—	22,925
Michael T. Putziger	20,000	—	20,000
Peter D. Terwilliger	22,475	—	22,475
Joseph B. Willey	20,000	—	20,000

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	No other compensation is paid or perquisite provided to our non-employee directors, other than market rate interest paid on compensation previously deferred and reflected in the table above.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Lake Sunapee Bank maintains a policy that loans to directors, executive officers and principal stockholders must be made in the ordinary course of business on substantially the same terms, including interest and collateral, as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Such loans are submitted to the executive committee or to the loan review committee for approval before being made, subject to ratification at the next meeting of the full Board of Directors. Board of Director approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of Lake Sunapee Bank’s unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an executive officer of the higher of 2.5% of Lake Sunapee Bank’s capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans. None of such loans have been disclosed by Lake Sunapee Bank as nonaccrual, past due, restructured or potential problems.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires New Hampshire Thrift Bancshares’ directors and executive officers, and persons who own more than 10% of New Hampshire Thrift Bancshares’ stock, to report to the SEC their initial ownership of New Hampshire Thrift Bancshares’ common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and New Hampshire Thrift Bancshares is required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required during the fiscal year ended December 31, 2009, New Hampshire Thrift Bancshares believes that, during the 2009 fiscal year, all of New Hampshire Thrift Bancshares’ executive officers and directors complied with all Section 16(a) filing requirements applicable to them, with the exception of the following: a Form 4 reflecting the purchase of shares by Director Nelson on March 6, 2009 was filed on March 16, 2009, a Form 4 reflecting the purchase of shares by Director Cashman on February 25, 2009 was filed on March 3, 2009 and a Form 4 reflecting the purchase of shares by Director Cashman on February 6, 2009 was filed on February 11, 2009.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

New Hampshire Thrift Bancshares’ Audit Committee has appointed Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and we are asking stockholders to ratify the appointment.

One or more representatives of Shatswell, MacLeod & Co., P.C. are expected to be present at the annual meeting of stockholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Co., P.C. as New Hampshire Thrift Bancshares’ independent registered public accounting firm.

A majority of the votes cast “for” this proposal is required for ratification. If the stockholders fail to ratify the appointment, such action will be considered as a direction to the Audit Committee to select another independent registered public accounting firm.

PROPOSAL 3 – APPROVAL OF ADVISORY PROPOSAL ON

NEW HAMPSHIRE THRIFT BANCSHARES’ EXECUTIVE COMPENSATION POLICIES AND PROCEDURES

The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009, the related rules and regulations of the SEC and the Interim Final Rules, require participants in the United States Department of the Treasury’s Capital Purchase Program to permit a separate, non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC (including the compensation tables, and any related material).

As a participant in the Capital Purchase Program, New Hampshire Thrift Bancshares is providing you the opportunity to endorse or not endorse its executive pay program and policies by voting on the following resolution:

“Resolved, that the stockholders approve the executive compensation philosophy, policies and procedures described in this Proxy Statement, and the application of New Hampshire Thrift Bancshares’ compensation philosophy, policies and procedures as reflected in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

The Board of Directors believes that New Hampshire Thrift Bancshares’ compensation policies and procedures are designed to provide a strong link between each named executive officers’ compensation and New Hampshire Thrift Bancshares’ short and long-term performance. The objective of New Hampshire Thrift Bancshares’ compensation program is to provide compensation which is competitive, variable based on New Hampshire Thrift Bancshares’ performance and aligned with the long-term interests of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. A majority of the votes cast “for” this proposal is required for approval.

The Board of Directors unanimously recommends a vote “FOR” the approval of the advisory proposal.

OTHER BUSINESS

We know of no other business which will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the attached proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

Stockholder proposals to be included in the proxy statement for the 2011 Annual Meeting of Stockholders of New Hampshire Thrift Bancshares must be received by the corporate secretary of New Hampshire Thrift Bancshares by no later than December 3, 2010. Any such proposal will be subject to Rule 14a-8, 17 C.F.R. §240.14a-8, of the rules and regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require New Hampshire Thrift Bancshares to include in its proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

If a stockholder wishes to submit a proposal for presentation at the next annual meeting of stockholders, without including such proposal in the proxy materials, the stockholder must deliver timely notice thereof in writing to the corporate secretary of New Hampshire Thrift Bancshares. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the 2011 Annual Meeting, that is, between February 11, 2011 and April 12, 2011; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the 2011 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s written notice must contain certain information specified in New Hampshire Thrift Bancshares’ bylaws.

By Order of the Board of Directors

Laura Jacobi

Corporate Secretary

Newport, New Hampshire

March 29, 2010

To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card to New Hampshire Thrift Bancshares.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY NEW HAMPSHIRE THRIFT BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. for the Annual Meeting of Stockholders to be held on May 14, 2009.				With- For	For All hold	For All Except
		1.	Election of three directors:	☐	☐	☐

The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Stephen W. Ensign and William C. Horn, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 17, 2010, at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern time, on May 13, 2010, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 29, 2010, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1 and “FOR” each of the proposals listed in Items 2 and 3.

Nominees:

Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey for terms of three years each

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

				For	Against	Abstain
		2.	Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent registered public accountants for the fiscal year ending December 31, 2010.	☐	☐	☐
				For	Against	Abstain
		3.	Approval of advisory proposal on New Hampshire Thrift Bancshares’ executive compensation policies and procedures.	☐	☐	☐
The Board of Directors unanimously recommends a vote “FOR” all of the nominees named in item 1 and a vote “FOR” each of the proposals in Items 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders and the Proxy Statement, dated March 29, 2010 for the 2010 Annual Meeting.

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.				☐
Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above)
+
+

Detach above card, sign, date and mail.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

PLEASE MARK, SIGN AND DATE THIS PROXY

AND RETURN IT PROMPTLY TO NEW HAMPSHIRE THRIFT BANCSHARES AT THE ADDRESS BELOW:

Registrar and Transfer Company

Attn: Proxy Department

P.O. Box 1160

Cranford, NJ 07016-9748

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.